UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011 (February 8, 2011)

The NASDAQ OMX Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York		10006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2011, The NASDAQ OMX Group, Inc. (“NASDAQ OMX”) announced that Adena T. Friedman has resigned as Chief Financial Officer (“CFO”) and Executive Vice President, Corporate Strategy, effective March 4, 2011. Ronald Hassen, Senior Vice President, Controller and Principal Accounting Officer, will become interim CFO.

Ronald Hassen, age 58, has served as Senior Vice President and Controller since March 2002 and Principal Accounting Officer since May 2002. Previously, Mr. Hassen served as Treasurer from November 2002 through January 2007. Prior to joining NASDAQ OMX, Mr. Hassen served as Controller of Deutsche Bank North America from June 1999, after its acquisition of Bankers Trust Company. Mr. Hassen joined Bankers Trust in 1989, serving most recently as Principal Accounting Officer from 1997 until the company’s acquisition by Deutsche Bank.

The information called for by Item 5.02(c)(3) is not determined at this time. NASDAQ OMX will file an amendment to this Form 8-K within four business days after this information is determined.

A copy of the press release announcing Ms. Friedman’s resignation and Mr. Hassen’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release dated February 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2011	The NASDAQ OMX Group, Inc.

	By:	/S/ EDWARD S. KNIGHT
Edward S. Knight
Executive Vice President and General Counsel